Exhibit 99.1

NEW PEOPLES BANKSHARES INC

NEWS RELEASE

FOR IMMEDIATE RELEASE:
February 28, 2024

FOR MORE INFORMATION, CONTACT:
Christopher G. Speaks
(276) 873-7000

NEW PEOPLES BANKSHARES DECLARATION OF DIVIDEND AND SHARE REPURCHASE PROGRAM EXTENSION TRANSITION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER ANNOUNCED

Honaker, Virginia – The board of directors of New Peoples Bankshares, Inc. (the "Company") (OTCBB: NWPP), the financial holding company of its wholly-owned subsidiary, New Peoples Bank, Inc. (the "Bank"), today announced the declaration of a dividend of $0.07 per share payable on March 29, 2024, to shareholders of record as of March 15, 2024.

C. Todd Asbury, President and Chief Executive Officer of the Company, stated, "We are pleased to announce this cash dividend to our shareholders, which represents a 17% increase from the dividend paid in 2023. Our goal is to provide our shareholders an excellent return in the future as we strive to become the premier bank in Central Appalachia."

Additionally, the board of directors announced the authorization of an extension of the repurchase of up to 500,000 shares of the Company's outstanding common stock through March 31, 2025. This is a continuation of the repurchase program originally announced April 28, 2022, which was set to expire March 31, 2024. To the date of this announcement, 189,970 shares have been repurchased at an average price of $2.33 per share, leaving 310,030 shares available for repurchase. Repurchases made through this program will be made through open market purchases or in privately negotiated transactions.

The actual means and timing of any purchases, number of shares and prices or range of prices will be determined by the Company in its discretion and will depend on a number of factors, including the market price of the Company's common stock, general market and economic conditions, and applicable legal and regulatory requirements. There is no assurance that the Company will purchase any additional shares under this program.

The Company also announced that Mr. Asbury will step down as President and Chief Executive Officer of the Company effective March 31, 2024. James W. Kiser, President and Chief Executive Officer of the Bank, will assume those same duties with the Company at that time.

About New Peoples Bankshares, Inc.
New Peoples Bankshares, Inc. is a one-bank financial holding company headquartered in Honaker, Virginia. Its wholly-owned subsidiary provides banking products and services through its 16 branch locations throughout southwest Virginia, eastern Tennessee and southern West Virginia, and a loan production office in western North Carolina. The Company's common stock is traded over the counter under the trading symbol "NWPP". Additional investor information can be found on the Company's website at https://www.newpeoples.bank/Bankshares-About-Us.

This news release contains statements concerning the Company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Important factors that may cause actual results to differ from projections include: (i) the success or failure of efforts to implement the Company's business plan; (ii) any required increase in the Company' regulatory capital ratios; (iii) satisfying other regulatory requirements that may arise from examinations, changes in the law and other similar factors; (iv) deterioration of asset quality; (v) changes in the level of the Company's nonperforming assets and charge-offs; (vi) fluctuations of real estate values in the Company's

markets; (vii) the Company's ability to attract and retain talent; (viii) demographical changes in the Company's markets which negatively impact the local economy; (ix) the uncertain outcome of enacted legislation to stabilize the United States financial system; (x) the successful management of interest rate risk; (xi) the successful management of liquidity; (xii) changes in general economic and business conditions in the Company's market area and the United States in general; (xiii) credit risks inherent in making loans such as changes in a borrower's ability to repay and the Company's management of such risks; (xiv) competition with other banks and financial institutions, and companies outside of the banking industry, including online lenders and those companies that have substantially greater access to capital and other resources; (xv) demand, development and acceptance of new products and services the Company has offered or may offer; (xvi) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rate, market and monetary fluctuations; (xvii) the occurrence of significant natural disasters, including severe weather conditions, floods, health related issues, and other catastrophic events; (xviii) technology utilized by the Company; (xix) the Company's ability to successfully manage cyber security; (xx) the Company's reliance on third-party vendors and correspondent banks; (xxi) changes in generally accepted accounting principles; (xxii) changes in governmental regulations, tax rates and similar matters; (xxiii) regulatory, economic and other factors affecting the Company's ability to pay dividends; and (xxiii) other risks which may be described in future filings the Company makes with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.